eLayaway, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2009 and 2008

eLayaway, Inc. and Subsidiaries

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
eLayaway, Inc.

We have audited the accompanying consolidated balance sheets of eLayaway, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of operations, changes in shareholders’ equity (deficiency), and cash flows for each of the two years in the period ended December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of eLayaway, Inc. and Subsidiaries as of December 31, 2009 and 2008 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $1,192,765 and $3,524,763 in 2009 and 2008, respectively, and used cash for operating activities of $504,500 and $3,058,356 in 2009 and 2008, respectively.  At December 31, 2009, the Company had a working capital deficiency, shareholders’ deficiency and accumulated deficit of $906,273, $837,502 and $7,297,051, respectively.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 12, 2010

eLAYAWAY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2009 and 2008

	2009	2008
ASSETS

Current assets
Cash	$30,983	$7,567
Escrow cash	162,508	86,264
Prepaid expenses	25,682	23,190

Total current assets	219,173	117,021

Fixed assets, net	54,290	132,150

Intangibles, net	14,481	130,595

Total assets	$287,944	$379,766

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Capitalized leases	$2,974	$7,019
Notes payable	175,703	-
Note payable to related party	15,300	-
Accounts payable	418,008	132,486
Accounts payable to related party	20,138	-
Accrued liabilities	381,895	145,619
Escrow liability	111,428	80,337

Total current liabilities	1,125,446	365,461

Long-term liabilities
Capitalized leases	-	2,542

Total liabilities	1,125,446	368,003

Commitments and contingencies (Note 9)

Shareholders' equity (deficiency)
Series A preferred stock, $0.719 par value, 1,854,013 shares authorized,
issued and outstanding (liquidation value $1,200,000)	1,333,035	1,333,035
Series B preferred stock, $0.705 par value, 2,788,368 shares authorized,
issued and outstanding (liquidation value $1,770,000)	1,965,799	1,965,799
Series C preferred stock, $1.15 par value, 3,142,452 shares authorized,
3,142,050 and 3,039,662 shares issued and outstanding at December 31, 2009 and 2008, respectively (liquidation value $3,251,050)	3,613,820	3,495,611
Series D preferred stock, $1.588 par value, 1,889,594 shares authorized,
132,242 issued and outstanding (liquidation value $210,000)	210,000	-
Common stock, no par value, 100,000,000 shares authorized, 9,221,517
shares issued and outstanding	-	-
Additional paid-in capital	(663,105)	(678,396)
Accumulated deficit	(7,297,051)	(6,104,286)

Total shareholders' equity (deficiency)	(837,502)	11,763

Total liabilities and shareholders' equity (deficiency)	$287,944	$379,766

See accompanying notes to consolidated financial statements

eLAYAWAY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the Years Ended December 31, 2009 and 2008

	2009	2008

Sales	$155,658	$50,738
Cost of sales	489,740	1,524,067

Gross loss	(334,082)	(1,473,329)

Selling, general and administrative expenses	852,030	2,047,296

Loss from operations	(1,186,112)	(3,520,625)

Other income (expense)
Interest expense	(6,653)	(4,138)

Net Loss	$(1,192,765)	$(3,524,763)

See accompanying notes to consolidated financial statements

eLAYAWAY, INC. AND SUBSIDIARIES
Statements of Changes in Shareholders' Equity (Deficiency)
For the Years Ended December 31, 2009 and 2008

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C		Preferred Stock Series D		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid- in Capital	Accumulated Deficit	Total Shareholders' Equity (Deficit)

Balance, December 31, 2007	1,854,013	$1,333,035	2,788,368	$1,965,799	667,633	$767,778	-	$-	9,221,517	$-	$(405,613)	$(2,579,523)	$1,081,476

Sale of Series C	-	-	-	-	2,372,029	2,727,833	-	-	-	-	(272,783)	-	2,455,050

Net Loss 2008	-	-	-	-	-	-	-	-	-	-	-	(3,524,763)	(3,524,763)

Balance, December 31, 2008	1,854,013	1,333,035	2,788,368	1,965,799	3,039,662	3,495,611	-	-	9,221,517	-	(678,396)	(6,104,286)	11,763

Sale of Series C	-	-	-	-	102,790	118,209	-	-	-	-	(13,209)	-	105,000

Sale of Series D	-	-	-	-	-	-	69,270	110,000	-	-	-	-	110,000

Conversion of note to Series D	-	-	-	-	-	-	62,972	100,000	-	-	-	-	100,000

Contributed Officers accrued
payroll	-	-	-	-	-	-	-	-	-	-	31,000	-	31,000

Series D offering cost	-	-	-	-	-	-	-	-	-	-	(2,500)	-	(2,500)

Net Loss 2009	-	-	-	-	-	-	-	-	-	-	-	(1,192,765)	(1,192,765)

Balance, December 31, 2009	1,854,013	$1,333,035	2,788,368	$1,965,799	3,142,452	$3,613,820	132,242	$210,000	9,221,517	$-	$(663,105)	$(7,297,051)	$(837,502)

See accompanying notes to consolidated financial statements

eLAYAWAY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities
Net loss	$(1,192,765)	$(3,524,763)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	77,860	71,818
Amortization of intangibles	116,114	100,255
Changes in operating assets and liabilities
(Increase) Decrease in:
Escrow	(76,244)	(44,299)
Prepaid expenses	(2,492)	52,649
Increase (Decrease) in:
Accounts payable	285,522	132,486
Accounts payable to related party	20,138	-
Accrued expenses	236,276	115,126
Escrow liability	31,091	38,372

Net cash used in operating activities	(504,500)	(3,058,356)

Cash flows from investing activities
Purchase of property and equipment	-	(83,528)
Disbursements for website development	-	(88,000)

Net cash used by investing activities	-	(171,528)

Cash flows from financing activities
Proceeds from loans	275,703	-
Proceeds from related party loans	15,300	-
Repayment of capitalized leases	(6,587)	(23,631)
Proceeds from sale of Series C Preferred Stock	105,000	2,455,050
Proceeds from sale of Series D Preferred Stock	110,000	-
Contributed officers accrued payroll	31,000	-
Series D offering cost	(2,500)	-

Net cash provided by financing activities	527,916	2,431,419

Net increase in cash	23,416	(798,465)

Cash at beginning of year	7,567	806,032

Cash at end of year	$30,983	$7,567

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for interest	$6,351	$4,138
Taxes paid	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Financed capital lease	$-	$13,951
Conversion of notes payable to Series D preferred stock	$100,000	$-

See accompanying notes to consolidated financial statements

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

eLayaway, Inc. (the “Company”, “we”, “us”, “our” or “eLayaway”) was a Florida limited liability company that was formed on September 8, 2005 in Florida.  On September 1, 2009, the Managing Members of eLayaway filed with the State of Florida to convert the Company to a corporation.  For accounting purposes, the conversion to a corporation is treated as a recapitalization and reflected retrospectively for all periods presented in the accompanying consolidated financial statements.

Prior to the formation of eLayaway, the research and development of the eLayaway concept operated under the entity Triadium, LLC.  The investors and founders of Triadium, LLC then formed eLayaway, LLC to commercialize the eLayaway business concept.  There were no assets or liabilities contributed to eLayaway from Triadium, LLC at the time of formation of eLayaway, LLC.

In April 2007, the Company formed eLayaway Australia Pty, Ltd., an Australian company.  This entity is 97% owned by eLayaway and has been inactive since inception.

On February 18, 2009, the Company acquired MDIP, LLC (“MDIP”), for nominal consideration, from its three founders, who are also the founders of eLayaway.  MDIP holds the intellectual property rights related to the electronic payment systems and methods for which a non-provisional patent application was filed on October 17, 2006 for a Letters Patent of the United States and assigned a Utility Patent application Serial No. 11/550,301.  (See Notes 13, 14 and 15)

On March 25, 2009, one of the founders of eLayaway assigned the “eLayaway” trademark to the Company for nominal consideration including $6,468 of legal fees paid by the Company in 2006.

Nature of Operations

The eLayaway® concept is an online payment system that allows consumers to pay for the products and services they want using manageable periodic payments thereby making their purchase affordable and easy to budget.  Payments are automatically drafted from the consumer’s checking account via Automated Clearing House (“ACH”) on the schedule set by the consumer at the time of purchase.  Like traditional layaway of the past, delivery of the product or service occurs upon payment in full.  Although the payment process and supporting services are handled by eLayaway®, the merchant handles the order fulfillment.

Principles of Consolidation

The consolidated financial statements include the accounts of eLayaway and its wholly-owned subsidiary, MDIP, LLC and majority owned subsidiary eLayaway Australia Pty, Ltd.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates in the accompanying consolidated financial statements include the amortization period for intangible assets, valuation and impairment valuation of intangible assets, depreciable lives of the website and property and equipment, valuation of share-based payments and the valuation allowance on deferred tax assets.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Property, Equipment and Depreciation

Property and equipment is recorded at cost.  Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of three years for computer equipment, five years for office furniture and fixtures, and the lesser of the lease term or the useful life of the leased equipment.  Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements.  Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold are expensed as incurred.

Website Development Costs

The Company accounts for its website development costs in accordance with Accounting Standards Codification (“ASC”) ASC 350-10 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“ASC 350-10”).  These costs are included in intangible assets in the accompanying consolidated financial statements.

ASC 350-10 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage.  The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Impairment of Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company measure their financial assets and liabilities in accordance with generally accepted accounting principles.  For certain of our financial instruments, including cash, accounts payable, accrued expenses escrow liability and short term loans the carrying amounts approximate fair value due to their short maturities.

Effective January 1, 2008, we adopted accounting guidance for financial and non-financial assets and liabilities.  The adoption did not have a material impact on our results of operations, financial position or liquidity.  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures.  This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements.  This guidance does not apply to measurements related to share-based payments.  This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The following is a brief description of those three levels:

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

We currently measure and report at fair value our intangible assets.  The fair value of intangible assets has been determined using the present value of estimated future cash flows method.  The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Balance at December 31, 2009	Quoted Prices in Active Markets for Identical Assets	Significant other Observable Inputs	Significant Unobservable Inputs
		(Level 1)	(Level 2)	(Level 3)
Assets:
Website	$9,343	-	$-	$9,343
Trademarks	5,138	-	-	5,138
Total Financial Assets	$14,481	-	$-	$14,481

Following is a summary of activity through December 31, 2009 of the fair value of intangible assets valued using Level 3 inputs:

Balance at January 1, 2009	$130,595
Amortization of intangibles	(116,114)

Ending balance at December 31, 2009	$14,481

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605-10, “Revenue Recognition in Financial Statements”.  Under these guidelines, revenue is recognized on sales transactions when all of the following exist:  persuasive evidence of an arrangement did exist, delivery of service has occurred, the sales price to the buyer is fixed or determinable and collectibility is reasonably assured.  .  The Company has several revenue streams as follows:

•	Transaction fees for each layaway, which are recognized at the point-of-sale.

•	eLayawayADVANTAGE™, which is a monthly consumer membership fee paid in advance each month and recognized pro rata over the service period.

•
eLayawayMALL commissions which are commissions earned by referring customers to merchants through the Company’s website and are recognized by the Company at the point of sale by the third party merchant.

•	Cancellation fees ($25 per cancellation) which are charged to eLayaway members upon cancellation of their order and recognized on the cancellation date.

•	Merchant subscription fees which are either monthly merchant service fees recognized pro rata over the service period or transaction fees recognized at the point-of-sale.

•	Interest income derived from the escrow account which is included as other income.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Stock Based Compensation

The Company adopted ASC 505-50, “Share Based Payment” and related interpretations.  ASC 505-50 requires companies to estimate and recognize the fair value of stock-based awards to employees and directors.  The value of the portion of an award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method.

The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Income Taxes

Prior to September 1, 2009, the Company operated as an LLC and thus had no income tax exposure.  Effective September 1, 2009, the Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.  A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

Beginning September 1, 2009, the Company adopted the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions”.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  The Company believes its tax positions are all highly certain of being upheld upon examination.  As such, the Company has not recorded a liability for unrecognized tax benefits.  As of December 31, 2009, tax year 2009 remain open for IRS audit.  The Company has received no notice of audit from the IRS for any of the open tax years.

Effective September 1, 2009, the Company adopted ASC 740-10, “Definition of Settlement in FASB Interpretation No. 48”, (“ASC 740-10”), which was issued on May 2, 2007.  ASC 740-10 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under ASC 740-10.  ASC 740-10 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished.  For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.  The adoption of ASC 740-10 did not have an impact on the accompanying consolidated financial statements.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Net Earnings (Loss) Per Share

In accordance with ASC 260-10, “Earnings Per Share”, basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.  Dilutive common stock equivalent shares which may dilute future earnings per share consist of warrants to purchase 2,165,945 shares of common stock and 9,674,427 preferred shares which are mandatorily convertible on a one for one basis to common stock upon the meeting of certain conditions discussed in Note 11.  Equivalent shares are not utilized when the effect is anti-dilutive.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments.  The Company does not have any operating segments as of December 31, 2009.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") issued ASC 105-10, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under ASC 105-10, the “FASB Accounting Standards Codification” (“Codification”) becomes the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

ASC 105-10 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification supersedes all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  The adoption of ASC 105-10 did not have to an impact on the Company’s consolidated financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of ASC 805-10 (Staff Accounting Bulletin (SAB) No. 112).  This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations.  Specifically, the staff  updated the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, ASC 805-10, Business Combinations, and ASC 810-10 Non-controlling Interests in Consolidated Financial Statements.  The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission’s official approval.  They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company sustained net losses of $1,192,765 and $3,524,763 and used cash in operating activities of $504,500 and $3,058,356, respectively, for the years ended December 31, 2009 and 2008, respectively.  The Company had a working capital deficiency, stockholders’ deficiency and accumulated deficit of $906,273, $837,502 and $7,297,051, respectively, at December 31, 2009.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations.  No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ESCROW CASH

The Company maintains an escrow account at HSBC Bank, which facilitates the deposit of customers’ funds during the layaway process.  The escrow account is under the control of the Company's management.  Once the complete payment is made by the customer, HSBC transfers via ACH the appropriate amount to the merchant for finalization of the layaway process.  The funds on deposit are interest bearing for the benefit of eLayaway.  As of December 31, 2009 and 2008, the Company had $162,508 and $86,264, respectively, on deposit in escrow.  Generally the escrow liability should equal the escrow cash balance, however, timing differences in transferring earned cash from the escrow bank account to the operating bank account, may result in the escrow cash balance exceeding the escrow liability balance at any time.  The earned escrow funds that were not transferred to the operating bank account at December 31, 2009 and 2008 were $51,080 and $5,927, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2009	2008

Computer equipment	$115,906	$115,906
Office equipment	47,027	47,027
Leased equipment	89,459	89,459
	252,392	252,392
Less: Accumulated depreciation	(198,102)	(120,242)
Property and equipment, net	$54,290	$132,150

Depreciation expense was $77,860 and $71,818 for the years ended December 31, 2009 and 2008, respectively, which includes amortization of capitalized leased equipment of $9,405 and $8,269 in 2009 and 2008, respectively.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 5 – INTANGIBLES

Intangibles consist of the following:

	December 31,
	2009	2008

Trademark	6,468	6,468
Website	303,046	303,046
	309,514	309,514
Less: Accumulated amortization	(295,033)	(178,919)
Intangibles, net	$14,481	$130,595

Amortization expense was $116,114 and $100,255 for the years ended December 31, 2009 and 2008, respectively.

NOTE 6 – NOTES PAYABLE

Notes payable classified as current consists of the following:

	December 31,
	2009	2008

Lewis Digital, Inc.	$25,000	$-
William Neal Davis	100,000	-
Premier Bank Lending Center	50,703	-
Bruce Harmon (Related party)	15,300	-

Total	$191,003	$-

On March 12, 2009, the Company secured a note for $50,703 from Premier Bank Lending Center.  The note matures on March 12, 2010, bears interest at a rate of 6%, and has monthly interest only payments.  (See Note 15)

On May 4, 2009, the Company secured a note for $100,000 from Robert D. Salie (“R. Salie”), who is the father of Douglas Salie (“D. Salie”), CEO and Chairman of the Company (see Note 10 - Related Parties).  The non-interest bearing, non-convertible note had a maturity date of June 30, 2009.  On September 5, 2009, R. Salie converted the note into 62,972 shares Series D preferred stock.  There was no gain or loss on the conversion since the conversion occurred at $1.58 per share, which was the recent selling price of the Series D preferred stock.

On June 30, 2009, the Company secured a note for $25,000 from Lewis Digital, Inc. (“Lewis Digital”) which matures on July 1, 2010, has interest at 15% per annum, with interest only payments quarterly.  The principal of Lewis Digital is a shareholder of the Company.

On September 10, 2009, the Company obtained an unsecured convertible note for $100,000 from William Neal Davis (“Davis”).  The one-year note requires monthly interest payments based on 12% per annum.  The conversion is at the option of Davis for 62,973 shares of Series D preferred stock or $1.58 per share. Warrants for 120% of the 62,973 shares, or 75,567 warrants, with an exercise price of $0.25, were also issued but do not vest unless and until the note is converted.  There was no fair value assigned to the warrants and there was no beneficial conversion value of the conversion feature of the note at the note date since the conversion price of $1.58 per share equals the $1.58 recent selling price of the Series D preferred stock.

On November 2, 2009, the Company secured a note for $15,300 from Bruce Harmon (“Harmon”), CFO and Director of the Company (see Note 10 - Related Parties).  The note bears interest at a rate of 12%.  The note matures on January 1, 2010.  Harmon has agreed in an addendum to the note to defer interest payments until maturity and extended the maturity date to April 1, 2010.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 7 – CAPITALIZED LEASE

Capitalized lease consist of the following:

	December 31,
	2009	2008

Hancock Bank	$2,974	$9,561

Total	2,974	9,561
Less: Current portion	(2,974)	(7,019)
Long-term portion	$-	$2,542

The two-year lease for a telephone system was originated in May 2008.

NOTE 8 – ACCRUED EXPENSES

The major components of accrued expenses are summarized as follows:

	December 31, 2009	December 31, 2008
Accrued payroll	$338,564	$86,257
Accrued deferred rent	41,692	-
Other accrued expenses	1,639	59,361
Total accrued expenses	$381,895	$145,618

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal

In 2008, a former employee who served as the CEO of the Company and was an original founder of the Company, was terminated for alleged wrongdoings.  The Company alleges that this individual illegally deposited investor funds into company bank accounts not authorized by the board of directors and wrote unauthorized checks, combined for approximately $371,000.  Subsequently, this individual allegedly withdrew the deposited funds and deposited them into accounts not controlled by the Company.  The board of directors, upon knowledge of this activity, removed this individual from the Company.  The Company has turned this matter over to the Florida Department of Law Enforcement.  The Company does not believe that these funds are recoverable thereby has recorded a theft loss of approximately $371,000 is included in selling, general and administrative expenses on its consolidated statement of operations (see Note 11 “Recapitalization”).

The Company has two former leased employees that, due to the Company’s lack of funding, were not paid for several weeks worked in 2008 and 2009, which have been in settlement discussions for approximately $75,000.  All amounts were accrued as of December 31, 2009 and 2008.  To date, the claims and threatened litigation have not been resolved.  Management is seeking an out-of-court settlement for a reduced amount.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Lease Commitment

The Company has an office lease agreement, as amended, through May 2013 with escalating rent and a provision to pay down deferred rent of $67,626 that was outstanding at December 31, 2009.  Future minimum lease payments under this lease is as follows:

2010	$39,072
2011	61,925
2012	103,231
2013	55,551

Total	$259,779

Rent expense in 2009 and 2008 was $74,182 and $129,809, respectively.

NOTE 10 – RELATED PARTIES

Doug Salie, CEO and Chairman of the Company, is the son of Robert Salie, a shareholder and, in 2009, a note holder (see Note 6 – Notes Payable).

Bruce Harmon, CFO and Director of the Company, is a note holder of the Company (see Note 6 – Notes Payable).  Accounts payable of $20,138 was due to our CFO’s company at December 31, 2009 for CFO services.

Donald Read, former officer and Director of the Company, served as a Managing Member of various limited liability companies formed for the sole purpose of investing in eLayaway, LLC (see Note 11).

Sergio Pinon, CMO and Vice-Chairman of the Company, served as a Managing Member of various limited liability companies formed for the sole purpose of investing in eLayaway, LLC (see Note 11).

NOTE 11 – STOCKHOLDERS’ EQUITY

Membership Units Prior to Recapitalization

The Company was a limited liability company from September 2005 through August 31, 2009.  The Company raised funds from third parties in three different traunches, each with a different valuation/selling price, from 2006 through 2009.  In most cases, separate limited liability companies were formed by related parties of the Company to facilitate these different investments.  In each of these separate limited liability companies, the Managing Members were the original three founders of eLayaway unless otherwise noted below.  (See Note 10)  The unit holders, excluding the founding unit holders, did not have voting rights.

Between April 18, 2006 and July 7, 2006, investments of $120,000 were made and recorded under Whitfield-Salie, LLC, a Florida limited liability company.  This investment was converted to Series A preferred stock on September 1, 2009.

Between August 23, 2006 and December 31, 2006, investments of $670,000 were made and recorded under eLayaway Investment, LLC, a Florida limited liability company.  This investment was converted to Series A preferred stock on September 1, 2009.

Between March 2, 2007 and November 1, 2007, investments of $895,000 were made and recorded under eLayaway Holdings, LLC, a Florida limited liability company.  This investment was converted to Series B preferred stock on September 1, 2009.  Between August 2, 2007 and December 14, 2007, investments of $875,000 were made and recorded under eLayaway Partners, LLC, a Florida limited liability company.  This investment was converted to Series B preferred stock on September 1, 2009.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Between August 29, 2007 and September 25, 2008, investments of $2,425,000 were made and recorded under eLayaway Partners II, LLC, a Florida limited liability company.  This investment was converted to Series C preferred stock on September 1, 2009.

Between October 14, 2008, and January 7, 2009, investments of $551,050 were made and recorded under eLayaway Partners III, LLC, a Florida limited liability company.  The Managing Members were the original three founders of eLayaway and two other related parties (a shareholder and a consultant related to a key employee).  This investment was converted to Series C preferred stock on September 1, 2009.

On June 30, 2008, an investment of $200,000 was made and recorded under Egghead, LLC, a Florida limited liability company.  The Managing Members were also a note holder, Lewis Digital, LLC (see Note 6).  This investment was converted to Series C preferred stock on September 1, 2009.

During 2006, 2007 and 2008, six other investments aggregating $235,000, $25,000 and $225,000, respectively, were made by individuals.  These investments were converted to Series C preferred stock on September 1, 2009.

On September 1, 2009, the Managing Members of eLayaway filed with the State of Florida to convert the Company to a corporation.  On September 1, 2009, the Managing Members of each limited liability company held the appropriate meeting and voted to facilitate the conversion of membership units into common and preferred stock of eLayaway, Inc.  Utilizing the three different investment levels based on valuation levels, preferred stock was issued as Series A, B and C and the common stock was issued to founders.

For accounting purposes, the conversion to a corporation is treated as a recapitalization and reflected retroactively for all periods presented in the accompanying consolidated financial statements.

The equity transactions discussed below present the above transactions through September 1, 2009 (the date of conversion to a corporation) for years 2009 and 2008 as presented in the accompanying consolidated financial statements on a retrospectively applied basis and additional transactions after September 1, 2009.

Preferred Stock

The Company authorized 50,000,000 shares of preferred stock and has designated four Series as Series A, B, C and D.  All series of preferred stock are non-voting and have liquidation preference over common stock with a liquidation value equal to the price paid for each preferred share.  The preferred stock is mandatorily and automatically convertible on a one for one basis to common stock upon the earlier of (i) the effectiveness of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under rule 145 under the Securities Act or to an employee benefit plan of the corporation, with aggregate proceeds to the Company and/or selling stockholders (prior to deduction of underwriter commissions and offering expenses) of at least $20,000,000, (ii) a sale of substantially all assets of the Company, or (iii) the event whereby the average closing price per share of common stock of the Company, as reported by such over-the-counter market, interdealer quotation service or exchange on which shares of common stock of the Company are primarily traded (if any), equals or is greater than $10.00 per share, for thirty (30) consecutive trading days.  Upon the automatic conversion of preferred stock to common stock, the shares are entitled to piggyback registration rights.

During 2008, the Company sold 2,372,029 Series C preferred shares for $2,455,050.  The sale price was $1.15 per share, however, the February 2009 recapitalization discussed below changes the effective sale price.

During 2009, the Company sold 102,790 Series C preferred shares for $105,000.  The sale price was $1.15 per share, however, the February 2009 recapitalization discussed below changes the effective sale price.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

With the conversion of the membership units as of September 1, 2009 (see recapitalization below), the Company issued 1,854,013 shares of Series A preferred stock at $0.719 par value, 2,788,368 shares of Series B preferred stock at $0.705 par value, and 3,142,452 shares of Series C preferred stock at $1.15 par value.

In September 2009, the Company issued a Private Placement Memorandum (“PPM”) to secure up to $3,000,000 with the issuance of Series D preferred stock at a par value of $1.588.  If all shares of the PPM were fully issued, they would represent 10% of the outstanding stock of the Company, assuming a conversion of all preferred stock.  As of December 31, 2009, $210,000 was sold with the issuance of 132,242 shares of Series D preferred stock.  The $210,000 includes a conversion of a $100,000 note into 62,972 Series D shares.

Common Stock

On September 1, 2009, the Company’s board of directors by unanimous written consent authorized the conversion of the founding members LLC member units into common stock of the Company.  The Company has authorized 100,000,000 shares of common stock of which 9,221,517 shares have been issued, with no par value.

Recapitalizations

In February 2009, as a condition of separation (see Note 9), the Company negotiated, for no consideration, the return to treasury of 1,547,772 common shares of the Company held by the Company’s former CEO and member of the founding group (see Note 9).  The returned shares were reissued pro rata to all the common and preferred stockholders.  This transaction was treated as a recapitalization of the Company and reflected retroactively for all periods presented, with a charge to additional paid-in capital of $13,209 in 2009 and $272,783 in 2008 and $405,613 in years prior to 2008.

On September 1, 2009, the Company converted to a corporation from an LLC.  This conversion was treated as a recapitalization and reflected retrospectively for all periods presented.  (See above discussion under “Membership Units Prior to Recapitalization”)

Stock Options

The Company approved the 2009 Stock Option Plan in September 2009 under which 15,000,000 shares were reserved for issuance.  As of December 31, 2009, no options were granted.

Stock Warrants

The Company has issued warrants to individuals and entities. Warrant activity for the years ended December 31, 2009 and 2008 is as follows:

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Weighted
	Number	Average
	of	Exercise
	Warrants	Price

Outstanding at December 31, 2007	-	$-

Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Expired	-	$-

Outstanding at December 31, 2008	-	$-

Granted	2,165,945	$0.25
Exercised	-	$-
Forfeited	-	$-
Expired	-	$-

Outstanding at December 31, 2009	2,165,945	$0.25

Exercisable at December 31, 2009	2,090,378	$0.25

Weighted Average Grant Date Fair Value		$-

The following table summarizes information about stock warrants outstanding at December 31, 2009:

Warrants Outstanding					Warrants Exercisable
	Number	Weighted			Number
	Outstanding	Average	Weighted		Exercisable	Weighted
Range of	at	Remaining	Average	Aggregate	at	Average	Aggregate
Exercise	December	Contractual	Exercise	Intrinsic	December	Exercise	Intrinsic
Price	31, 2009	Life	Price	Value	31, 2009	Price	Value

$0.25	2,165,945	4.75 Years	$0.25	$-	2,090,378	$0.25	$-

NOTE 12 – INCOME TAX

For the year ended December 31, 2008, the Company was a limited liability corporation and filed the appropriate Form K-1s for its members.  The Company has filed the appropriate Form K-1s for its members for the short period (January 31, 2009 through August 31, 2009) prior to the conversion to a C corporation on September 1, 2009.

For the period September 1, 2009 through December 31, 2009, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of December 31, 2009, the Company has net operating loss carry forwards of approximately $375,000.  The carry forwards expire in the year 2029.  The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to loss before taxes), as follows:

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

For the Short Period
September 1, 2009
through
December 31, 2009

Tax expense (benefit) at the statutory rate	$(137,740)
State income taxes, net of federal income tax benefit	(14,706)
Change in valuation allowance	152,446

Total	$-

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2009 are as follows:

2009

Deferred tax assets:
Net operating loss carryforward	$141,383
Amortization of website and trademarks	27,468

Total gross deferred tax assets	168,851
Less: Deferred tax asset valuation allowance	(152,446)

Total net deferred tax assets	16,405

Deferred tax liabilities:
Depreciation	(16,405)

Total deferred tax liabilities	(16,405)

Total net deferred taxes	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2009 were fully offset by a 100% valuation allowance.  The valuation allowance for the remaining net deferred tax assets was $152,446 as of December 31, 2009.

NOTE 13 – CONCENTRATIONS

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

The Company places its temporary cash investments with financial institutions insured by the FDIC.  No amounts exceeded Federally insured limits as of December 31, 2009 or 2008.  There have been no losses in these accounts through December 31, 2009.

eLAYAWAY, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Concentration of Intellectual Property

The Company owns the trademark “eLayaway” and the related logo, and owns, through its subsidiary, MDIP, LLC, the U.S. utility patent pending rights, title and interest, filed on October 17, 2006, relating to the eLayaway business process.  The Company’s business is reliant on these intellectual property rights.  MDIP Assigned the Utility Patent Application to the Company in 2010 (see Notes 1, 14 and 15).

NOTE 14 - ACQUISITION OF MDIP, LLC

On February 18, 2009, the Company acquired MDIP, for nominal consideration, from its three founders, who are also the founders of eLayaway.  MDIP holds the intellectual property rights related to the electronic payment systems and methods for which a non-provisional patent application for Letters Patent of the United States which was filed on October 17, 2006, and assigned a Utility Patent application Serial No. 11/550,301 (see Notes 1, 13 and 15).  For accounting purposes, the transaction is treated as an asset acquisition since there was no business in MDIP as it was just a holding entity for the assets.  There was no value recorded for the assets acquired.

NOTE 15 – SUBSEQUENT EVENTS

On January 25, 2010, the Company sold 15,743 shares of Series D preferred stock for $25,000.

On February 5, 2010 and February 23, 2010, the Company issued 6,297 and 9,918 shares of Series D preferred stock for the settlement of $10,000 and $15,750 of liabilities, respectively, based on the $1.588 sale price of the series D preferred stock.

On February 10, 2010, the Company entered into an agreement with Ventana Partners, Inc. to facilitate the acquisition of the shares of a public company which eLayaway would utilize for a reverse merger.

On February 10, 2010, the Company entered into a Promissory Note with Hillside Building, LLC, the landlord for the Company’s office space, for $10,000.  The amount is related to the required deposit for the office space.  The note has a one year term and accrues interest at the rate of 7% per annum.

On March 8, 2010, MDIP assigned the Utility Patent Application to eLayaway.

On March 12, 2010, Premier Bank Lending Center renewed the note for $50,703 (see Note 6) to the Company.  The notes matures on September 12, 2010, bears interest at a rate of 6.50% and has monthly interest only payments.

On March 19, 2010, the Company executed a Merger Agreement with Tedom Capital, Inc. (“Tedom,” TDOM.OB), a Delaware corporation, to facilitate a reverse triangular merger with Tedom Acquisition Corporation, a wholly-owned subsidiary of Tedom.  As a condition of the merger, the shareholders, both common and preferred, of eLayaway, will convert on a one-to-one basis to the identical capital structure in Tedom and persons holding warrants of 2,165,945 common shares of eLayaway will receive 1,082,973 common shares of Tedom.  Tedom filed a Form 8-K on March 25, 2010 to reflect the Merger Agreement.  The Merger closed on April 12, 2010 (the “Merger Date”).  The Company accounted for this transaction as a recapitalization of the Company as the common shareholders of eLayaway obtained an approximate 76% voting control and management control of Tedom as a result of the merger.  On the Merger Date there was a deemed issuance by the Company of 1,786,515 common shares to the pre-merger shareholders of Tedom.  Due to an Asset Purchase and Sale Agreement in Tedom there were no assets or liabilities existing in Tedom at the Merger Date.

On March 19, 2010, the Company filed with the State of Florida for the dissolution of MDIP.

On March 25, 2010, the Company sold 22,041 shares of Series D preferred stock for $35,000.

On April 6, 2010, the Company entered into a Convertible Promissory Note with an individual (the “holder”) for $100,000.  The note has a one year term and accrues or pays, at the option of the holder, interest at 12% per annum.  The note will be transferred to the Parent company after the reverse merger and is convertible at the option of the holder into common stock of the public Parent company at $0.25 per share on or after the maturity date of the loan.

On April 13, 2010, the Company granted a total of 6,013,485 common shares of Tedom to various service providers.